EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT, dated this 30th day of December, 2002, between Minden Building and Loan Association (the "Association") and A. David Evans (the "Executive") (the "Agreement").

                                   WITNESSETH

      WHEREAS, the Executive is presently an officer of Minden Bancorp, Inc. (the "Corporation") and the Association (together, the "Employers");

      WHEREAS, the Association desires to be ensured of the Executive's active participation in the business of the Employers;

      WHEREAS, the Association has reorganized (the "Reorganization") into the mutual holding company form whereby the Association has become the wholly owned subsidiary of the Corporation which is a majority owned subsidiary of Minden Mutual Holding Company (the "MHC"); and

      WHEREAS, in order to induce the Executive to serve in the employ of the Employers and in consideration of the Executive's agreeing to serve in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive by the Association in the event that his employment with the Association is terminated under specified circumstances;

      NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

      1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

      (a) Annual Compensation. The Executive's "Annual Compensation" for purposes of this Agreement shall be deemed to mean the highest level of aggregate base salary and cash incentive compensation paid to the Executive by the Employers or any subsidiary thereof during the calendar year in which the Date of Termination occurs (determined on an annualized basis) or either of the two calendar years immediately preceding the calendar year in which the Date of Termination occurs.

      (b) Base Salary. "Base Salary" shall have the meaning set forth in Section 3(a) hereof.

      (c) Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

      (d) Change in Control of the Corporation. "Change in Control of the Corporation" shall mean the occurrence of any of the following: (i) the acquisition of control of the Corporation as defined in 12 C.F.R. ss.574.4, unless a presumption of control is successfully rebutted or unless the transaction is exempted by 12 C.F.R. ss.574.3(c)(vii), or any successor to such sections; (ii) an event that would be required to be reported in response to
Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any class of securities of the Corporation is registered


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

under the Exchange Act; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (iv) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation or the Association cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; provided, however, that no Change in Control of the Corporation will be deemed to have occurred in the event the MHC undertakes a mutual to stock conversion.

      (e) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (f) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

      (g) Disability. Termination by the Association of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

      (h)  Good  Reason.   Termination  by  the  Executive  of  the  Executive's
employment for "Good Reason" shall mean termination by the Executive following a Change in Control of the Corporation based on:

      (i) Without the Executive's express written consent, a material reduction by the Association in the Executive's Base Salary as the same may be increased from time to time or, except to the extent permitted by Section 3(b) hereof, a reduction in the package of fringe benefits provided to the Executive, taken as a whole;

      (ii) The principal executive office of either of the Employers is relocated outside of Webster Parish, Louisiana or, without the Executive's express written consent, either of the Employers require the Executive to be based anywhere other than an area in which the Employers' principal executive office is located, except for required travel on business of the Employers to an extent substantially consistent with the Executive's present business travel obligations;

      (iii) Any  purported   termination  of  the  Executive's   employment  for
            Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (j) below;

      (iv) The failure by the Employers to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 10 hereof; or

      (v) Without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the offices of President and Chief Executive Officer of the Association or a material adverse change made by the Association in the


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

            Executive's functions, duties or responsibilities as President and Chief Executive Officer of the Association.

      (i) IRS. IRS shall mean the Internal Revenue Service.

      (j) Notice of Termination. Any purported termination of the Executive's employment by the Association for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Association's termination of Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 11 hereof.

      (k) Retirement. "Retirement" shall mean voluntary termination by the Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

      2. Term of Employment.

      (a) The Association hereby employs the Executive as President and Chief Executive Officer, and the Executive hereby accepts said employment and agrees to render such services to the Association on the terms and conditions set forth in this Agreement. The term of this Agreement shall be a period of three years commencing as of the date hereof (the "Commencement Date"), subject to earlier termination as provided herein. Beginning on the day which is one year subsequent to the Commencement Date, and on each annual anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, provided that the Association has given notice to the Executive in writing at least sixty (60) days prior to such day that the term of the Agreement shall be extended further. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms. The Board of Directors of the Association shall review on a periodic basis (and no less frequently than annually) whether to permit further extensions of the term of this Agreement. As part of such review, the Board of Directors shall consider all relevant factors, including the Executive's performance hereunder, and shall either expressly approve further extensions of the time of this Agreement or decide to provide notice to the contrary.

      (b) During the term of this Agreement, the Executive shall perform such executive services for the Association as may be consistent with his titles and from time to time assigned to him by the Association's Board of Directors.

      3. Compensation and Benefits.

      (a) The Association shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $124,000 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Association and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Board of Directors of the Association.


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

      (b) During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Boards of Directors of the Employers. The Employers shall not make any changes in such plans, benefits or privileges which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employers and does not result in a proportionately greater adverse change in the rights of or benefits to the Executive as compared with any other executive officer of the Employers. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to Section 3(a) hereof.

      (c) During the term of this Agreement, the Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Board of Directors of the Association. The Executive shall not be entitled to receive any additional compensation from the Association for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Board of Directors of the Association. During the term of this Agreement, the Employers shall provide the Executive with an automobile for Executive's use, which automobile shall be comparable to that which is currently provided by the Employer.

      (d) In the event the Executive's employment is terminated due to Disability or Retirement, the Association shall provide continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Employers for the Executive immediately prior to his termination. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

      4. Expenses. The Association shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Association, including, but not by way of limitation, automobile expenses and other traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Association. If such expenses are paid in the first instance by the Executive, the Association shall reimburse the Executive therefor.

      5. Termination.

      (a) The Association shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

      (b) In the event that (i) the Executive's employment is terminated by the Association for Cause or (ii) the Executive terminates his employment hereunder other than for Disability, Retirement, death, or Good Reason, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination.

      (c) In the event that the Executive's employment is terminated as a result of Disability, Retirement or the Executive's death during the term of this Agreement, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination, except as provided for in Section 3(d) hereof.


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      (d) In the event that (i) the Executive's  employment is terminated by the
Association for other than Cause, Disability, Retirement or the Executive's death or (ii) such employment is terminated by the Executive due to a material breach of this Agreement by the Association, which breach has not been cured within twenty (20) days after a written notice of non-compliance has been given by the Executive to the Association, then the Association shall, subject to the provisions of Section 6 hereof, if applicable:

            (1) pay to the Executive, in either twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five business days of the Date of Termination (at the Executive's election), a cash severance amount equal to two (2) times the Executive's Annual Compensation; and

            (2) maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of employment pursuant hereto prior to the Notice of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (2)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident insurance, disability insurance and other employee benefit plans, programs and arrangements offered by the Association in which the Executive was entitled to participate immediately prior to the Date of Termination (excluding (x) stock option and restricted stock plans of the Employers, (y) bonuses and other items of cash compensation included in Annual Compensation and (z) other benefits, or portions thereof, included in Annual Compensation), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (2) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Association shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

      (e) In the event the Executive's employment is terminated for Good Reason subsequent to a Change in Control of the Corporation, then the Association shall, subject to the provisions of Section 6 hereof, if applicable:

            (1) pay to the Executive, in either thirty-six (36) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five business days of the Date of Termination (at the Executive's election), a cash severance amount equal to three (3) times the Executive's Annual Compensation; and

            (2) maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of employment pursuant hereto prior to the Notice of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (2)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident insurance, disability insurance and other employee benefit plans, programs and arrangements offered by the Association in which the Executive was entitled to participate immediately prior to the Date of Termination (excluding (x) stock option and restricted stock plans of the Employers, (y) bonuses and other items of cash compensation included in Annual Compensation and (z) other benefits, or portions thereof, included in Annual Compensation), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this


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

      subparagraph (2) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Association shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

      6. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Association, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Association pursuant to Section 5 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Association under Section 5 being non-deductible to the Association pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 5 shall be based upon the opinion of independent counsel selected by the Association's independent public accountants and paid by the Association. Such counsel shall be reasonably acceptable to the Association and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 6, or a reduction in the payments and benefits specified in Section 5 below zero.

      7. Covenant Not to Compete.

            (a) Except as provided in section 7(b) hereof, the Executive hereby covenants and agrees that, in the event of his termination of employment with the Association for any reason prior to the expiration of the term of this Agreement, for a period of two years following the date of his termination of employment with the Association, he shall not, without the written consent of the Association, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity, that entails working within Bienville, Bossier, Caddo, Claiborne or Webster Parishes, Louisiana.

            (b) The Executive shall not be subject to the provisions of Section 7(a) if (i) the Executive is terminated by the Association for Cause and does not receive any further compensation or benefits from the Association subsequent to the applicable Date of Termination or (ii) the Executive's employment with the Association is terminated by the Association or the Executive subsequent to a change in control of the Corporation.

      8. Mitigation; Exclusivity of Benefits.

      (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

      (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Association pursuant to employee benefit plans of the Association or otherwise.


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      9.  Withholding.  All  payments  required  to be made  by the  Association hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Association may reasonably determine should be withheld pursuant to any applicable law or regulation.

      10. Assignability. The Association may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, Association or other entity with or into which the Association may hereafter merge or consolidate or to which the Association may transfer all or substantially all of its assets, if in any such case said corporation, Association or other entity shall by operation of law or expressly in writing assume all obligations of the Association hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

      11. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

       To the Employers:      Board of Directors
                              Minden Building and Loan Association
                              415 Main Street
                              Minden, Louisiana 71055

       To the Executive:      A. David Evans
                              1307 East Todd
                              Minden, Louisiana 71055

      12. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Association to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of Louisiana.

      14. Nature of Obligations. Nothing contained herein shall create or require the Association to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Association hereunder, such right shall be no greater than the right of any unsecured general creditor of the Association.

      15. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      16. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.


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      17.  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      18. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. ss.1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359.

      19. Regulatory Actions. The following provisions shall be applicable to the parties to the extent that they are required to be included in employment agreements between a savings association and its employees pursuant to Section 563.39(b) of the Regulations Applicable to All Savings Associations, 12 C.F.R. ss.563.39(b), or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement, including without limitation Section 5 hereof.

      (a) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Employers' affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. ss.ss.1818(e)(3) and 1818(g)(1)), the
Employers' obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employers may, in their discretion: (i) pay the Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

      (b) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Employers' affairs by an order issued under Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. ss.ss.1818(e)(4) and (g)(1)), all obligations of the Employers under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

      (c) If the Association is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. ss.1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

      (d) All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. ss.563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Employers is necessary): (i) by the Director of the Office of Thrift Supervision ("OTS"), or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the FDIA (12 U.S.C. ss.1823(c)); or (ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

      20. Payment of Costs and Legal Fees and Reinstatement of Benefits. In the event any dispute or controversy arising under or in connection with the Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, the Executive shall be entitled to the payment of (a) all legal fees incurred by the Executive in resolving such dispute or controversy, and (2) any back-pay, including Base Salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due to the Executive under this Agreement.

      21. Entire Agreement. This Agreement embodies the entire agreement between the Association and the Executive with respect to the matters agreed to herein. Effective upon the Commencement Date, any and all prior agreements between the Association and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                                      MINDEN BUILDING AND LOAN
                                             ASSOCIATION

                                             By: /s/ Dr. F. Dare Lott, Jr.
----------------------------                     -------------------------------
                                                 Dr. F. Dare Lott, Jr., Director


                                             EXECUTIVE

                                             By: /s/ A. David Evans
                                                 -------------------------------
                                                 A. David Evans